                                                                  Exhibit 10.344

                  REINSTATEMENT AND THIRD AMENDMENT TO CONTRACT

     This Reinstatement and Third Amendment to Contract ("Amendment") is by and between INLAND WESTERN EASTON FORKS TOWN DST, a Delaware statutory trust ("Buyer"), successor to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Inland") and FORKS-EASTON, LLC, a Delaware limited liability company ("Seller").

     Buyer and Seller entered into a purchase and sale contract dated April 8, 2004, which was amended by the terms and provisions of that certain Amendment to Contract between the parties dated May 16, 2004 and that certain Second Amendment to Contract between the parties dated June 3, 2004 (collectively the "Contract"), for the purchase and sale of the Forks Town Shopping Center located at 301 Town Center Boulevard, Easton, Pennsylvania. The shopping center contains approximately 87,600 rentable square feet plus the Dunkin' Donuts ground lease and is situated on approximately 22 acres of land in Easton, Pennsylvania (the "Property"). The Contract was terminated by Inland, and the Buyer and Seller do hereby reinstate the Contract and extend the due diligence period and closing through July 31, 2004. Seller agrees to attempt to obtain the written consent of Giant Food Stores, LLC and CVS, Inc. to the Amendment To Agreement between Seller and the Township of Forks ("Township") dated in June of 2004 and to the Storm Water Right-Of-Way Agreement between Seller and the Township dated in June 2004 prior to July 31, 2004 and shall provide Buyer with a copy of such consent immediately after receipt thereof.


BUYER:                                       SELLER:
Inland Western Easton Forks Town DST       Forks-Easton, LLC, a Delaware limited
a Delaware statutory trust                  liability company


By:   /s/ G. Joseph Cosenza                  By: /s/ Donald T. Wargo
   ----------------------------------           --------------------------------
      G. Joseph Cosenza
Its:  Authorized Representative              Its: Managing Member of Sullivan
                                                  Trail Assoc.
                                                 -------------------------------


Dated: July 2, 2004                          Dated: July /2/04
                                                   -----------------------------

                          SECOND AMENDMENT TO CONTRACT

     This Second Amendment to Contract ("Amendment") is by and between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Buyer") and FORKS-EASTON, LLC, a Delaware limited liability company ("Seller").

     Buyer and Seller entered into a purchase and sale contract dated April 8, 2004, which was amended by the terms and provisions of that certain Amendment to Contract between the parties dated May 16, 2004 (collectively the "Contract"), for the purchase and sale of the Forks Town Shopping Center located at 301 Town Center Boulevard, Easton, Pennsylvania. The shopping center contains approximately 87,600 rentable square feet plus the Dunkin' Donuts ground lease and is situated on approximately 22 acres of land in Easton, Pennsylvania (the "Property"). The Contract provides for a due diligence period that expires on, and a Closing date of, June 4, 2004. Due to the amount of time needed to assemble and deliver due diligence material and to obtain a new survey, the Parties have mutually agreed to extend the due diligence period, during which Buyer shall have the right to review title, survey, title exception documents, leases and all other aspects of the Property, through 5pm Central Standard Time on June 22, 2004, with closing to occur no later than June 30, 2004, unless Buyer terminates the Contract during the due diligence period. Seller agrees to complete the punch list items required by the Forks Township Building & Zoning Department ("Department") on or before closing to the satisfaction of the Department and to provide to Buyer at closing a letter from the Department acknowledging that all of such items have been completed satisfactorily.


BUYER:                                     SELLER:
Inland Real Estate Acquisitions, Inc.,     Forks-Easton, LLC, a Delaware limited
an Illinois corporation                    liability company


By: Karen M. [ILLEGIBLE]                   By: Donald T. Wargo
   ----------------------------------         ----------------------------------

Its:  Vice President                       Its: Managing Member of Sullivan
                                                Trail Assoc.
    ---------------------------------           --------------------------------

Dated:   6-3-04                            Dated: 6/3/04
      -------------------------------            -------------------------------

                              AMENDMENT TO CONTRACT

     This Amendment to Contract ("Amendment") is by and between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Buyer") and FORKS-EASTON, LLC, a Delaware limited liability company ("Seller").

     Buyer and Seller entered into a purchase and sale contract dated April 8, 2004 ("Contract") for the purchase and sale of the Forks Town Shopping Center located at 301 Town Center Boulevard, Easton, Pennsylvania containing approximately 87,600 rentable square feet plus the Dunkin' Donuts ground lease on approximately 22 acres of land in Easton, Pennsylvania (the "Property") and the Contract provides for a Closing Date thirty (30) business days after the acceptance of the Contract. Due to the amount of time needed to assemble and deliver due diligence material and to obtain a new survey and title commitment, the Parties have mutually agreed to extend the due diligence period, during which Buyer shall have the right to review title, survey, title exception documents, leases and all other aspects of the Property, and closing date until June 4, 2004.


BUYER:                                     SELLER:
Inland Real Estate Acquisitions, Inc.,     Forks-Easton, LLC, a Delaware limited
an Illinois corporation                    liability company


By:   /s/ G. Joseph Cosenza                By:    /s/ Donald T. Wargo
   ----------------------------------         ----------------------------------

Its:      President                        Its:   Managing Member of Sullivan
                                                  Trail Associates
    ---------------------------------          ---------------------------------

Dated:    5/14/04                          Dated:     5/16/04
      -------------------------------            -------------------------------

     INLAND REAL ESTATE ACQUISITIONS, INC.
     2901 Butterfield Road
     Oak Brook, IL 60523
     Phone: (630) 218-4946 FAX: 4935
     www.inlandgroup.com

                                 March 18, 2004

ler or Beneficiary of the Titleholding Trust (Seller)
Holder of the Power of Direction
  Marcus & Millichap (Broker)
Attn: Mark Taylor
28 JFK Boulevard
Philadelphia,PA 19103


     RE:  FORKS TOWN CENTER
          EASTON, PENNSYLVANIA

Dear Mark:

This letter represents this corporation's offer to purchase the Forks Town Center Shopping Center 89,600 net rentable square feet, situated on approximately 19.0 acres of land, located at 301 Town Center Boulevard, Easton, PA 18040. (see Exhibit A attached)

The above property shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other is presently used on the site and belonging to owner, and all intangible rights relating to the property.

This corporation or its nominee will consummate this transaction on the following basis:

1. The total purchase price shall be $18,900,000.00 all cash, plus or minus prorations, WITH NO MORTGAGE CONTINGENCIES, to be paid at CLOSING 30 BUSINESS DAYS following the acceptance of this agreement (see Paragraph
     10).

     Purchaser shall allocate the land, building and depreciable improvements prior to closing.

2. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above referenced property is leased to the tenants, except for The Pennsylvania Liquor Control Board, on triple net leases covering the building and all of the land, parking areas, reciprocal easements and REA/OEA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

3. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend, nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments.

4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors are responsible for and pay all common area operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA/OEA agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc.

Forks Town Center- Easton, Pennsylvania                                   Page 2
March 18, 2004

     Prior to closing, Seller shall not enter into or extend any agreements without Purchaser's approval and any contract presently in existence not accepted by purchaser shall be terminated by Seller. Any work presently in progress on the property shall be completed by Seller prior to closing.

5. Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable.

6. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

7. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage acceptable to Purchaser for the closing.

8. It is understood that Seller has in Its possession Level 1 Environmental Reports (Level 2 if required) which Seller will supply to Purchaser 10 days prior to closing. Seller shall have said reports, which must be acceptable to Purchaser, updated and re-certified to Purchaser at closing, all at Buyer's cost.

9. The above sale of the real estate shall be consummated by conveyance of a special warranty deed from Seller to Purchaser's designee, with the Seller paying any city, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow. Buyer & Seller shall split state transfer taxes 50/50 as is customary in Pennsylvania.

10. The closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, 30 business days following acceptance of this agreement, at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances, and an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving off all construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, insurance title policy paid by Buyer shall be issued, with all warranties and representations being true now and at closing and surviving the closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based (at Purchaser's option) on the greater of 110% of the most recent bill or latest assessment, or the estimated assessments for 2003 and 2004 using the Assessor's formula for these sales transactions, with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

11. It is understood that the Seller or Seller's lender has in its possession an appraisal of the property prepared by an MAI or other qualified appraiser, acceptable to Purchaser or Purchaser's lender, if any, and shall deliver copies of such appraisal to Purchaser within 10 days of the acceptance of this offer and shall cause the appraiser to re-certify an appraised amount not less than the Purchase Price and re-issue said appraisal to, and in the name of, Purchaser or Purchaser's lender, all at Buyer's cost.

12. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation.

13. Seller warrants and represents that he has paid all unemployment taxes to date.

14. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

Forks Town Center- Easton, Pennsylvania                                   Page 3
March 18, 2004

15. This offer is subject to the property being 100% occupied at the time of closing with the exception of the PA State liquor store, whose lease is under negotiation, with all tenants occupying their space, open for business, and paying full rent, including CAM, tax and insurance current.

16. Seller shall be responsible for payment of a real estate brokerage commission, as per their agreement, to Marcus & Millichap. Said commission shall be paid through the closing escrow.

17. Fifteen (15) days prior to closing, Seller must provide the title as stated above and a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company.

18. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including at least a one-year review of the books and records of the property.

This offer is, of course, predicated upon the Purchaser's review and written approval of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and at least one year of operating statements on said property is required that qualify, comply with and can be used in a public offering.

If this offer is acceptable, please HAVE THE SELLER sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by MARCH 23, 2004.

                                        Sincerely,

ACCEPTED:

FORKS - EASTON , LLC                    INLAND REAL ESTATE ACQUISITIONS, INC.
                                        or nominee

By Managing Member

    /s/ Donald T. Wargo
    --------------------------------

Date:      4/8/04                       /s/ G. Joseph Cosenza
     -------------------------------    ---------------------------------
                                        G. Joseph Cosenza
                                        Vice Chairman

                                    EXHIBIT A

FORKS TOWN CENTER                                                      SITE PLAN
EASTON, PA

[GRAPHIC]